UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Unum Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Vote by Internet • Go to www.envisionreports.com/unm • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders of Unum Group to be Held on May 26, 2016

In accordance with Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Unum Group 2016 Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper or email copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Please have this notice available when you access the website to vote.

Step 1: Go to www.envisionreports.com/unm to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents free of charge, you must request one. Please make your request for a copy as instructed on the reverse side on or before May 13, 2016 to facilitate timely delivery.

The Annual Meeting of Shareholders of Unum Group will be held on May 26, 2016 at the corporate offices of Unum Group at 2211 Congress Street, Portland, Maine 04122, at 10:00 a.m. Eastern Daylight Time.

Proposals to be voted on at the annual meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed.

1.	Election of Directors:
	01 - Theodore H. Bunting, Jr.	02 - E. Michael Caulfield	03 - Joseph J. Echevarria	04 - Cynthia L. Egan
	05 - Pamela H. Godwin	06 - Kevin T. Kabat	07 - Timothy F. Keaney	08 - Gloria C. Larson
	09 - Richard P. McKenney	10 - Edward J. Muhl	11 - Ronald P. O’Hanley	12 - Francis J. Shammo
13 - Thomas R. Watjen

The Board of Directors recommends that you vote FOR Proposals 2, 3 and 4.

2.	To approve, on an advisory basis, the compensation of the company’s named executive officers.
3.	To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2016; and
4.	To approve the Unum European Holding Company Limited Savings-Related Share Option Scheme 2016.

THIS IS NOT A PROXY CARD – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend the annual meeting, please bring valid government-issued photo identification and this notice (which will serve as an admission ticket) with you.

For your safety, we reserve the right to inspect all personal items prior to admission to the annual meeting.

Your compliance is appreciated.

Directions to the Unum Group 2016 Annual Meeting of Shareholders are available on Unum Group’s website at www.unum.com/directions.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.envisionreports.com/unm. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Unum Group” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 13, 2016.
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